Exhibit 10.1

SECOND AMENDED AND RESTATED
LOAN AGREEMENT

$2,000,000

By and Between

THE FEMALE HEALTH COMPANY

as Borrower

and

HEARTLAND BANK

as Lender

Dated as of August 1, 2011

i

ii

SECOND AMENDED AND RESTATED
LOAN AGREEMENT

THIS SECOND AMENDED AND RESTATED LOAN AGREEMENT (this “Agreement”) is entered into as of this 1st day of August, 2011 by and between The Female Health Company, a Wisconsin corporation (“Borrower”) and Heartland Bank, a federal savings bank (the “Lender”);

WITNESSETH:

WHEREAS, the Borrower has existing revolving credit facilities with Lender (collectively, the “Existing Loan”), pursuant to an Amended and Restated Loan Agreement dated as of July 20, 2004 between Borrower and Lender, as amended by the First Amendment to Amended and Restated Loan Agreement dated November 1, 2004, as further amended by the Second Amendment to Amended and Restated Loan Agreement dated July ___, 2005, as further amended by the Third Amendment to Amended and Restated Loan Agreement dated July 1, 2006, as further amended by the Fourth Amendment to Amended and Restated Loan Agreement dated July 1, 2007, as further amended by the Fifth Amendment to Amended and Restated Loan Agreement dated as of July 1, 2008, as further amended by the Sixth Amendment to Amended and Restated Loan Agreement dated as of July 1, 2009, as further amended by the Seventh Amendment to Amended and Restated Loan Agreement dated as of January 4, 2010, and as further amended by the Eighth Amendment to Amended and Restated Loan Agreement dated as of July 1, 2010 (as so amended, the “Original Loan Agreement”);

WHEREAS, Borrower and Lender now desire to amend and restate in its entirety the Original Loan Agreement pursuant to the terms and conditions of this Agreement, in order to modify certain terms and conditions of the Existing Loan, including, but not limited to, an extension of the maturity date;

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements herein contained, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto represent and agree as follows:

ARTICLE 1 - DEFINITIONS

Section 1.1                      Definitions.  For the purposes of this Agreement:

“Affiliate” means, with respect to a Person, (a) any officer, director, employee, member or managing agent of such Person, (b) any spouse, parents, brothers, sisters, children and grandchildren of such Person, (c) any association, partnership, trust, entity or enterprise in which such Person is a director, officer or general partner, (d) any other Person that, (i) directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) directly or indirectly beneficially owns or holds 5% or more of any class of voting stock or partnership, membership or other interest of such Person or any Subsidiary of such Person, or (iii) 5% or more of the voting stock or partnership, membership or other interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person.  The term “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other interests, by contract or otherwise.

“Agreement” means this Agreement, including the Exhibits and Schedules hereto, and all amendments, modifications and supplements hereto and thereto and restatements hereof and thereof.

“Agreement Date” means the date as of which this Agreement is dated.

“Benefit Plan” means an employee benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which a Person or any Related Company is, or within the immediately preceding 6 years was, an “employer” as defined in Section 3(5) of ERISA, including such plans as may be established after the Agreement Date.

“Borrower” means The Female Health Company, a Wisconsin corporation and its successors and assigns.

“Borrowing Base” means at any time an amount equal to the sum of:

(a)           80% of the face value of Eligible Receivables due and owing at such time, except for the Semina Eligible Receivables, if any, of which only 70% of the face value due and owing at such time may be included; plus

(b)           50% of the lesser of (i) cost (computed on a basis of standard cost) and (ii) fair market value of Eligible Inventory

“Borrowing Base Certificate” means the certificate delivered by the Borrower in accordance with Section 7.1(c) in the form of Exhibit B attached.

“Borrowing Officer” means each individual of Borrower who is duly authorized by Borrower to submit a request for a Loan Advance.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in St. Louis, Missouri are authorized to close.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Compliance Certificate” means the certificate in the form of Exhibit C attached, and shall contain statements by the signing officer to the effect that, except as explained in reasonable detail in such Compliance Certificate, (i) the attached Financial Statements are complete and correct in all material respects and have been prepared in accordance with GAAP applied consistently throughout the periods covered thereby and with prior periods (except as disclosed therein), (ii) all of the representations and warranties of Borrower contained in this Agreement and other Loan Documents are true and correct in all material respects as of the date such certification is given as if made on such date (other than representations and warranties, which, by their terms, are applicable only to the Agreement Date or other specified date, which shall be true and correct only as of that date) and, (iii) there exists no Default or Event of Default which is continuing that has not been cured by Borrower or waived in writing by Lender, and (iv) shall set forth the current Leverage Ratio of Borrower.  If any Compliance Certificate discloses that a representation or warranty is not true and correct in any material respect, or that a Default or Event of Default has occurred that has not been cured by Borrower or waived in writing by Lender, such Compliance Certificate shall set forth what action Borrower has taken or proposes to take with respect thereto.

“Default” means any of the events specified in Section 9.1 that, with the passage of time or giving of notice or both, would constitute an Event of Default.

“Default Rate” means the annual rate described in Section 3.1(b).

“Dollar” and “$” means freely transferable United States dollars.

“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval system established by the U.S. Securities and Exchange Commission (“SEC”).

“Effective Date” means the later of (a) the Agreement Date, and (b) the first date on which all of the conditions set forth in Section 4.1 shall have been fulfilled by Borrower or waived by the Lender.

“Effective Interest Rate” means the rate of interest per annum on the Loan in effect from time to time pursuant to the provisions of Section 3.1.

“Eligible Inventory” means items of Inventory of the Borrower held for sale in the ordinary course of the business of the Borrower which are deemed by the Lender in the exercise of its sole and absolute discretion to be eligible for inclusion in the calculation of the Borrowing Base.  Unless otherwise approved in writing by the Lender, no Inventory shall be deemed to be Eligible Inventory unless it meets all of the following requirements:  (a) such Inventory is owned by the Borrower, is subject to the Security Interest, which is perfected as to such Inventory, and is subject to no other Lien whatsoever other than a Permitted Lien; (b) such Inventory is in good condition and meets, in all material respects, all standards applicable to such goods, their use or sale imposed by any governmental agency, or department or division thereof, having regulatory authority over such matters; (c) such Inventory is currently either usable or saleable, at prices approximating at least the cost thereof, in the normal course of the Borrower’s business; (d) such Inventory is not obsolete or repossessed goods taken in trade; (e) such Inventory is located at one of the locations listed in Schedule 5.1(m) or leased or owned by Borrower and disclosed to Lender; and (f) such Inventory is in the possession and control of the Borrower and not any third party, or, if located in a warehouse or other facility leased by the Borrower, the warehouseman or lessor has delivered to the Lender a waiver and consent in form and substance satisfactory to the Lender.  If Borrower includes certain Inventory in the Borrowing Base that meets the requirements of (a) – (f) above that Lender in its sole discretion determines is not eligible for inclusion in the calculation of the Borrowing Base, Lender agrees to promptly provide notice to Borrower of such exclusion.

“Eligible Receivable” means, collectively, all Receivables of Borrower other than the following: (i) Receivables payable by any account debtor that is located outside of the United States of America or payable in any currency other than the currency of the United States of America provided, however, that Semina Industria e Comercio shall not be excluded by virtue of this sub-clause (i) (“Semina”); (ii) Receivables which remain unpaid ninety (90) or more days past the due date; (iii) Receivables with respect to which the account debtor is an Affiliate of Borrower; (iv) Receivables with respect to which the account debtor is the United States of America or any department, agency, instrumentality thereto unless filings in accordance with the U.S. Claims Act have been completed and filed, acknowledged and processed in a manner satisfactory to Lender; (v) Receivables with respect to goods that have been rejected as unsatisfactory by the account debtor; (vi) Receivables which are not invoiced (and dated as of the date of such invoice) and sent to the account debtor within 30 days after delivery of the underlying goods to or performance of the underlying services for the account debtor; (vii) Receivables with respect to which Lender does not have a first and valid, fully perfected security interest; (viii) Receivables with respect to which the account debtor is the subject of bankruptcy or a similar insolvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver or trustee; (ix) Receivables with respect to which the account debtor’s obligation to pay the Receivable is conditional upon the account debtor’s approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guarantied sale, sale-and-return, sale on approval (except with respect to Receivables in connection with which account debtors are entitled to return inventory solely on the basis of the quality of such inventory) or consignment basis; (x) Receivables owing by any supplier to Borrower and subject to offset against trade accounts payable owing to such account debtor to the extent of such offset; (xi) Receivables owing from a single account debtor to the extent the Receivables cause the Eligible Receivables owing from such account debtor to be in excess of 20% of all of the Eligible Receivables, (xii) Receivables generated from COD accounts, cash or miscellaneous accounts, accounts on credit hold, and for finance charges or service charges (xiii) Receivables consisting of retainage or retention, (xiv) Receivables consisting of debit memos or chargebacks, and (xv) any Receivable of an account debtor with respect to particular goods still in the possession of Borrower or included in inventory against which the account debtor has filed a financing statement under the UCC or has obtained or purported to have obtained a Lien or security interest.  If a previously scheduled Eligible Receivable ceases to be an Eligible Receivable under the above criteria, Borrower shall notify Lender thereof (which notice obligation will be satisfied by the submission of accurate Borrowing Base Certificates as required hereinafter).

Eligible Receivable shall also include those Receivables of Borrower’s wholly owned second-tier subsidiary, The Female Health Company (UK) PLC, payable by the United Nations Population Fund (“UNFPA”),  provided such Receivables are not excluded by any of the foregoing criteria for exclusion except for sub-clause (vii).

“Environmental Laws” means all federal, state, local and foreign laws now or hereafter in effect relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, notices or demand letters issued, entered, promulgated or approved thereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time, and any successor statute.

“Event of Default” means any of the events specified in Section 9.1.

“Financing Statements” means the Uniform Commercial Code financing statements naming the Lender as secured party and Borrower as debtor, in connection with the perfection of the security interests granted by this Agreement or the Security Agreement.

“GAAP” means generally accepted accounting principles in the United States consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of the Person referred to.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies, whether federal, state, local, foreign national or provincial, and all agencies thereof.

“Governmental Authority” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Guaranty”, “Guaranteed” or to “Guarantee,” as applied to any obligation of another Person shall mean and include:

(a)          a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of Such obligation of such other Person, and

(b)          an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other Person whether by (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation or to assure the owner of such obligation against loss, (iii) the supplying of funds to, or in any other manner investing in, the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

“Indebtedness” of any Person means, without duplication (a) all obligations for money borrowed or for the deferred purchase price of property or services (excluding trade payables incurred in the ordinary course of business) or in respect of reimbursement obligations under letters of credit, (b) all obligations represented by bonds, debentures, notes and accepted drafts that represent extensions of credit, (c) all obligations (including, during the noncancellable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person, (d) all obligations of other Persons which such Person has Guaranteed, including, but not limited to, all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person, (e) the sum of all undrawn amounts and all drawings under any letters of credit for which the Person has reimbursement obligations, and (f) in the case of Borrower (without duplication), the Loan.

“Inventory” means and includes, as to any Person, all of such Person’s then owned or existing and future acquired or arising (a) finished goods intended for sale or lease or for display or demonstration, (b) work in process, (c) raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of goods or otherwise used or consumed in the conduct of business, and (d) documents evidencing and general intangibles relating to any of the foregoing.

“Lender” means Heartland Bank, a federal savings bank, and its successors and assigns.

“Lender’s Office” means the office of the Lender specified in or determined in accordance with the provisions of Section 10.1(c).

“Leverage Ratio” means the ratio of Borrower’s “Total Liabilities” to “Total Stockholders’ Equity”, as each of those terms is set forth or properly determined in the Borrower’s consolidated balance sheet for the most recently completed fiscal quarter contained in Borrower’s Form 10-Q report or 10-K report, as applicable, filed with the SEC, as prepared in accordance with GAAP, adjusted accordingly if any previous Permitted Distribution during the current fiscal quarter has decreased the amount of “Total Stockholders’ Equity”.

“Liabilities” means all liabilities of a Person determined in accordance with GAAP and includable on a balance sheet of such Person prepared in accordance with GAAP.

“Lien” as applied to the property of any Person means: (a) any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a capitalized lease obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person or upon the income or profits therefrom, (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person, (c) any Indebtedness which is unpaid more than 30 days after the same shall have become due and payable and which if unpaid might by law (including, but not limited to, bankruptcy and insolvency laws) or otherwise be given any priority whatsoever over general unsecured creditors of such Person, and (d) the filing of, or any agreement to give, any financing statement under the UCC or its equivalent in any jurisdiction, except a filing for precautionary purposes made with respect to a true lease or other true bailment.

“Loan” means, collectively, the loans made to Borrower pursuant to Section 2.1 and all extensions, renewals and modifications thereto.

“Loan Documents” means, collectively, this Agreement, the Note, the Security Agreement, the Pledge Agreement and each other instrument, agreement and document executed and delivered by Borrower in connection with this Agreement and each other instrument, agreement or document referred to herein or contemplated hereby.

 “Material Adverse Effect” means any act, omission, event or undertaking which would, singly or in the aggregate, have a material adverse effect upon (a) the business, assets, properties, liabilities, condition (financial or otherwise), results of operations or business prospects of Borrower, (b) upon the ability of Borrower to perform any obligations under this Agreement or any other Loan Document to which it is a party, or (c) the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document or the ability of Lender to enforce any rights or remedies under or in connection with any Loan Document; in any case, whether resulting from any single act, omission, situation, status, event, or undertaking, together with other such acts, omissions, situations, statuses, events, or undertakings.

“Maturity Date” means August 1, 2012.

“Maximum Available Amount” means the lesser of (a) the Borrowing Base and (b) $2,000,000.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which Borrower or a Related Company is required to contribute or has contributed within the immediately preceding 6 years.

“Note” means the Promissory Note dated as of even date herewith executed by Borrower and payable to the order of Lender, the form of which is attached hereto and incorporated herein as Exhibit A, and any amendments, modifications, restatements, replacements, renewals or refinancings thereof.

“Obligations” means, in each case whether now in existence or hereafter arising, (a) the principal of and interest and premium, if any, on, and expenses related to, the Loan and (b) all indebtedness, liabilities, obligations, overdrafts, covenants and duties of Borrower to the Lender of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and whether or not for the payment of money, under or in respect of the Loan, this Agreement, the Note or any of the other Loan Documents.

“Obligor” means Borrower, and each other party at any time primarily or secondarily, directly or indirectly, liable on any of the Obligations, and any Subsidiary of Borrower.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Permitted Distribution” means (a) any retirement, redemption, repurchase, or other acquisition for value by Borrower of any capital stock or other equity securities issued by Borrower, or (b) any declaration or payment of a dividend or distribution on or with respect to any shares of Borrower’s capital stock, as long as the payment of the proposed retirement, redemption, repurchase or other acquisition or the proposed dividend or distribution will not cause Borrower’s Leverage Ratio to exceed 1:1.

“Person” means an individual, corporation, partnership, association, trust or unincorporated organization or a government or any agency or political subdivision thereof.

“Pledge Agreement” means the pledge agreement executed by Borrower, whereby a first priority lien is granted to Lender upon sixty-five percent (65%) of the outstanding equity of its wholly owned first tier subsidiary, The Female Health Company Limited.

“Prime Rate” means the per annum rate of interest publicly announced by Lender at its principal office as its “prime rate” as in effect from time to time. Prime Rate is a reference used by Lender in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor. Each change in the Prime Rate shall result in a concurrent charge in the interest rate on the Loan for which interest is based upon the Prime Rate.

“Receivables” means and includes, as to any Person, all of such Person’s then owned or existing and future acquired or arising (a) rights to the payment of money or other forms of consideration of any kind (whether as accounts, contract rights, chattel paper, general intangibles, instruments, investment related property or otherwise) including, but not limited to, accounts receivable, letters of credit rights, tax refunds, insurance proceeds, notes, drafts, instruments, documents, acceptances and all other debts, obligations and liabilities in whatever form from any Person and guaranties, security and Liens securing payment thereof, (b) goods, whether now owned or hereafter acquired, and whether sold, delivered, undelivered, in transit or returned, which may be represented by, or the sale or lease of which may have given rise to, any such right to payment or other debt, obligation or liability, and (c) cash and non-cash proceeds of any of the foregoing.

“Related Company” means, as to any Person, any (a) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person, (b) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(m) of the Code) with such Person, or (c) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person or any corporation described in clause (a) above or any partnership, trade or business described in clause (b) above.

“Restricted Distribution” by any Person means (a) its retirement, redemption, purchase, or other acquisition for value of any capital stock or other equity securities or partnership interests issued by such Person, (b) the declaration or payment of any dividend or distribution on or with respect to any such securities or, partnership interests, (c) any loan or advance by such Person to, or other investment by such Person in, the holder of any of such securities or partnership interests, and (d) any other payment by such Person in respect of such securities or partnership interests.

“Restricted Payment” means (a) any redemption, repurchase or prepayment or other retirement, prior to the stated maturity thereof or prior to the due date of any regularly scheduled installment or amortization payment with respect thereto, of any Indebtedness of a Person (other than the Obligations and trade debt), and (b) the payment by any Person of the principal amount of or interest on any Indebtedness (other than trade debt) owing to an Affiliate of such Person.

“Security Agreement” means, collectively, the security agreement to be executed by Borrower to the benefit of Lender, granting a security interest in all of the assets of Borrower to secure the obligations of Borrower under the Loan and any amendments thereto, together with the agreement of the Subsidiary of Borrower creating a lien upon the Receivables of such Subsidiary.

“Security Interest” means the Liens of the Lender on and in any collateral effected by the Security Agreement, or pursuant to the terms hereof or thereof.

“Subsidiary” means a Person of which an aggregate of 50% or more of the stock of any class or classes or 50% or more of membership or other ownership interests is owned of record or beneficially by such other Person or by one or more Subsidiaries of such other Person or by such other Person and one or more Subsidiaries of such Person, (i) if the holders of such stock or other ownership interests (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to Vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or (ii) in the case of such other ownership interests, if such ownership interests constitute a majority voting interest.

“Termination Event” means (a) a “Reportable Event” as defined in Section 4043(b) of ERISA, but excluding any such event as to which the provision for 30 days’ notice to the PBGC is waived under applicable regulations, (b) the filing of a notice of intent to terminate a Benefit Plan or the treatment of a Benefit Plan amendment as a termination under Section 4041 of ERISA, or (c) the institution of proceedings to terminate a Benefit Plan by the PBGC under Section 4042 of ERISA or the appointment of a trustee to administer any Benefit Plan.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Missouri.

“United Kingdom Subsidiaries” means The Female Health Company Limited, a first tier Subsidiary of Borrower, and The Female Health Company (UK) PLC, a second tier Subsidiary of Borrower.

“Unfunded Vested Accrued Benefits” means, with respect to any Benefit Plan at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Benefit Plan exceeds (b) the fair market value of all Benefit Plan assets allocable to such benefits, as determined using such reasonable actuarial assumptions and methods as are specified in the Schedule B (Actuarial Information) to the most recent Annual Report (Form 5500) filed with respect to such Benefit Plan.

Section 1.2                      Other Provisions.

(a)          All terms in this Agreement, the Exhibits and Schedules hereto shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise.

(b)          Except as otherwise expressly provided herein, all accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under GAAP including, without limitation, applicable statements and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees.

(c)          All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular.

(d)          The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

(e)          Titles of Articles and Sections in this Agreement are for convenience only, do not constitute part of this Agreement and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses, Schedules or Exhibits shall refer to the corresponding Article, Section, Subsection, paragraph, clause or subclause of, or Schedule or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions or divisions of, or to schedules or exhibits to, another document or instrument.

(f)          Each definition of a document in this Agreement shall include such document as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement.

(g)          Except where specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns permitted hereunder or under such Loan Document.

(h)          Unless otherwise specifically stated, whenever a time is referred to in this Agreement or in any other Loan Document, such time shall be the local time in St. Louis, Missouri.

(i)          Whenever the phrases “to the knowledge of Borrower,” or “known to,” or words of similar import relating to the knowledge of Borrower are used herein, such phrase shall mean and refer to the actual knowledge of the President, the chief financial officer or any officer or manager of the Borrower, or the knowledge that such Persons would have obtained if they had engaged in good faith in the diligent performance of their duties, including the making of such reasonable specific inquiries (excepting those situations and circumstances wherein a reasonably prudent person would not consider it appropriate to make any such inquiry) as may be necessary of the appropriate persons in a good faith attempt to ascertain the accuracy of the matter to which such phrase relates.

(j)          The terms accounts, chattel paper, documents, equipment, instruments, general intangibles and inventory, as and when used (without being capitalized) in this Agreement or the Security Agreement, shall have the meanings given those terms in the UCC.

Section 1.3                      Exhibits and Schedules.  All Exhibits and Schedules attached hereto are by reference made a part hereof.

ARTICLE 2 - CREDIT FACILITY

Section 2.1                      Loan.  Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, the Lender has made or shall make loans to Borrower from time to time from the date hereof to the Maturity Date (each, a “Loan Advance”), as requested by Borrower in accordance with the terms of Section 2.1.2, in an aggregate principal amount outstanding not to exceed at any time $2,000,000.

2.1.1           Limitation on Loan Advances.  Notwithstanding anything to the contrary contained herein, no Loan Advance shall be made if such advance would result in the aggregate amount of all Loan Advances to exceed the Maximum Available Amount. No Loan Advance will be made on or after the Maturity Date.

2.1.2           Loan Advance Borrowing Procedure. Subject to the limitations set forth herein, Borrower may request a Loan Advance by submitting a Loan Advance Request to Lender via mail or facsimile in the form of Exhibit A attached to the Note. Every such request for a Loan Advance shall be irrevocable. Only a request from a Borrowing Officer to Lender that specifies (i) the amount of the Loan Advance to be made and (ii) the date the proceeds of such Loan Advance is requested to be made available to Borrower (the “Loan Advance Date”) shall be treated as a “Loan Advance Request”. Each Loan Advance Request shall be written. Provided that all conditions precedent thereto hereunder have been met and all limitations thereto are in compliance. Lender will make the amount of each such requested advance available to Borrower in immediately available funds in Dollars at the Lender’s Office.

Section 2.2                      Repayment of Loan.  The Loan is due and payable and shall be repaid in full by the Borrower on the Maturity Date in the amount of the then unpaid balance of that Loan and all accrued and unpaid interest thereon.

Section 2.3                      Note.  The Loan and the obligation of Borrower to repay such Loan shall be evidenced by the Note, payable to the order of the Lender. The Note shall be dated the Effective Date and be duly and validly executed and delivered by Borrower.

Section 2.4                      Prepayment of Loan.

(a)          Voluntary Prepayments.  Borrower shall have the right at any time and from time to time to wholly or partially repay the Loan at any time without premium or penalty. Any amount prepaid may, subject to compliance with the conditions and limitations herein, be re-borrowed.

(b)          Mandatory Prepayments.  If at any time the principal balance outstanding of the Loan exceeds the Maximum Available Amount, Borrower shall on demand make a payment to Lender in the amount of the excess. Each such prepayment shall be applied to reduce such Loan.

ARTICLE 3 - GENERAL LOAN PROVISIONS

Section 3.1                      Interest.

(a)          Interest Rate of Loan. The Loan shall bear interest at a per annum rate as described in the Note.

(b)          Default Rate. From and after the occurrence of an Event of Default, the unpaid principal amount of each Obligation shall bear interest until paid in full (or, if earlier, until such Event of Default is cured or waived in writing by the Lender) at a rate per annum equal to four percent (4%) plus the rate otherwise in effect under Section 3.1, payable on demand. The interest rate provided for in this Section 3.1(b) shall to the extent permitted by applicable law apply to and accrue on the amount of any judgment entered with respect to any Obligation and shall continue to accrue at such rate during any proceeding described in Section 9.1(g) or (h).

(c)          The interest rates provided for in Sections 3.1(a) and (b) shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

(d)          It is not intended by the Lender, and nothing contained in this Agreement, the Note or any other Loan Document shall be deemed, to establish or require the payment of a rate of interest in excess of the maximum rate permitted by applicable law (the “Maximum Rate”). If, in any month, the Effective Interest Rate, absent such limitation, would have exceeded the Maximum Rate, then the Effective Interest Rate for that month shall be the Maximum Rate, and if, in future months, the Effective Interest Rate would otherwise be less than the Maximum Rate, then the Effective Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount  of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event the Lender receives, collects or applies as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the principal balance of the applicable Obligation, and, if no such principal is then outstanding, such excess or part thereof remaining shall be paid to Borrower.

Section 3.2                      Increased Costs and Reduced Returns. Borrower agrees that if any law now or hereafter in effect and whether or not presently applicable to the Lender or any request, guideline or directive of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) or the interpretation or administration thereof by any Governmental Authority, shall either (a)(i) impose, affect, modify or deem applicable any reserve, special deposit, capital maintenance or similar requirement against the Loan, (ii) impose on the Lender any other condition regarding the Loan, this Agreement, the Note or the facilities provided hereunder, or (iii) result in any requirement regarding capital adequacy (including any risk-based capital guidelines) affecting the Lender being imposed or modified or deemed applicable to the Lender, or (b) subject the Lender to any taxes, not including taxes on the income of Lender, on the recording, registration, notarization or other formalization of the Loan or the Note, and the result of any event referred to in clause (a) or (b) above shall be to increase the cost to the Lender of making, funding or maintaining the Loan or to reduce the amount of any sum receivable by the Lender or the Lender’s rate of return on capital with respect to the Loan to a level below that which the Lender could have achieved but for such imposition, modification or deemed applicability (taking into consideration the Lender’s policies with respect to capital adequacy) by an amount deemed by Lender (in the exercise of its discretion) to be material, then, upon demand by the Lender, Borrower shall immediately pay to the Lender additional amounts which shall be sufficient to compensate the Lender for such increased cost, tax or reduced rate of return, and which amount shall be reimbursed to Borrower if Lender receives a refund or credit therefor. A certificate of the Lender to Borrower claiming compensation under this Section 3.2 shall be final, conclusive and binding on all parties for all purposes in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder, and the method by which such amounts were determined. In determining such amount, the Lender may use any reasonable averaging and attribution methods.

Section 3.3                      Manner of Payment. Each payment (including prepayments) by Borrower on account of the principal of or interest on the Loan or of any fee or other amounts payable to the Lender under this Agreement or the Note shall be made not later than 2:00 p.m. on the date specified for payment under this Agreement (or if such day is not a Business Day, the next succeeding Business Day) to the Lender at the Lenders Office, in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever. Borrower hereby irrevocably authorizes the Lender and each Affiliate of the Lender to charge any account of Borrower maintained with the Lender or such Affiliate with such amounts as may be necessary from time to time to pay any Obligations when due.

Section 3.4                      Payments; Fees.

(a)          Scheduled Payments on Loan. Borrower shall make payments of interest accrued on the Loan monthly, in arrears, beginning on the first day of the first full calendar month following the Effective Date and continuing on the first day of each calendar month thereafter and on the Maturity Date. Borrower shall pay interest accrued on the Loan after the Maturity Date, on demand.

(b)          Final Payment. On the Maturity Date, Borrower shall pay to the Lender, in same day funds, an amount equal to the aggregate amount of the Loan outstanding and due on such date, together with accrued interest thereon, all fees payable to the Lender pursuant to the provisions of this Agreement, and any and all other Obligations then due and outstanding.

(c)          Interest Calculation. For purposes of interest calculation only, (i) a payment by check, draft or other instrument received on a Business Day shall be deemed to have been applied to the relevant Obligation on the second following Business Day, (ii) a payment in cash or by wire transfer received at or before 2:00 p.m., St. Louis, Missouri time, on a Business Day shall be deemed to have been applied to the relevant Obligation on the Business Day when it is received, and (iii) a payment in cash or by wire transfer received on a day that is not a Business Day or after 2:00 p.m., St. Louis, Missouri time, on a Business Day shall be deemed to have been applied to the relevant Obligation on the next Business Day.

(d)          Returned Instruments. If a payment is made by check, draft or other instrument and the check, draft or other instrument is returned to Lender unpaid, the application of the payment to the Obligation will be reversed and will be treated as never having been made.

(e)          Compelled Return of Payments or Proceeds. If Lender is for any reason compelled to surrender any payment or any proceeds of any collateral under the Security Agreement because such payment or the application of such proceeds is for any reason invalidated, declared fraudulent, set aside, or determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds, then this Agreement and the Obligations to which such payment or proceeds was applied or intended to be applied shall be revived as if such application was never made; and Borrower shall be liable to pay to Lender, and shall indemnify Lender for and hold Lender harmless from any loss with respect to, the amount of such payment or proceeds surrendered. This Section shall be effective notwithstanding any contrary action that Lender may take in reliance upon its receipt of any such payment or proceeds. Any such contrary action so taken by Lender shall be without prejudice to Lender’s rights under this Agreement and shall be deemed to have been conditioned upon the application of such payment or proceeds having become final and irrevocable. The provisions of this Section shall survive the payment and satisfaction of all of the Obligations.

(f)          Due Dates Not on Business Days. If any payment required hereunder becomes due on a date that is not a Business Day, then such due date shall be deemed automatically extended to the next Business Day.

(g)          Renewal Fee.  Borrower has paid to Lender a fee in an amount equal to Two Thousand Five Hundred and NO/100 Dollars ($2,500.00) in connection with the renewal of the Loan and in order to compensate Lender for the costs associated with structuring, processing, approving and closing the Loan renewal, but excluding expenses for which Borrower has agreed elsewhere in this Agreement to reimburse Lender.  The fee shall be fully earned by Lender when received and, except as otherwise set forth herein, shall not be subject to refund or rebate.  All fees are for compensation for services and are not, and shall not be deemed to be, interest or a charge for the use of money.

(h)          Nonusage fee.  The Borrower shall pay to Lender a monthly nonusage fee in an amount equal to one half of one percent (0.50%) per annum of the difference between (i) the Maximum Available Amount and (ii) the average principal amount of the Loan Advances during such monthly period.  Such nonusage fee shall be calculated on a monthly basis, in arrears, and shall payable to Lender within three (3) Business Days of delivery of a statement from Lender relating thereto.

Section 3.5                      Collateral. The Loan shall be secured by the Pledge Agreement, and the Collateral as defined in the Security Agreement.

ARTICLE 4 - CONDITIONS PRECEDENT

Section 4.1                      Conditions Precedent to the Loan. Notwithstanding any other provision of this Agreement, the Lender’s obligation to make the Loan is subject to the fulfillment of each of the following conditions prior to or contemporaneously with the making of such Loan:

(a)          Closing Documents. The Lender shall have received each of the following documents, or otherwise shall confirm-in the continuing effectiveness of any such documents, all of which shall be satisfactory in form and substance to the Lender and its counsel:

(1) this Agreement, duly executed and delivered by Borrower;

(2) A Certificate of No Change, together with any amendments to the Articles of Incorporation and By-Laws of Borrower since July 15, 2004;

(3) a certificate evidencing the good standing of Borrower in the jurisdiction of its incorporation and in each other jurisdiction in which it is qualified as a foreign corporation to transact business;

(4) the Financing Statements (and required continuations thereof) and evidence satisfactory to the Lender that the Financing Statements have been filed in each jurisdiction where such filing may be necessary or appropriate to perfect the Security Interest;

(5) copies of all the financial statements referred to in Section 5.1 and meeting the requirements thereof;

(6) copies of each of the other Loan Documents (excluding the Pledge Agreement), duly executed by the parties thereto with evidence satisfactory to the Lender and its counsel of the due authorization, binding effect and enforceability of each such Loan Document (excluding the Pledge Agreement) on each such party and such other documents and instruments as the Lender may reasonably request;

(7) opinion of Borrower’s counsel opining to such matters as Lender and/or its legal counsel may require; and

(8) with respect to any Loan Advance request, a  Borrowing Base Certificate.

(b)          No Injunctions, Etc. Except as disclosed in Borrower’s Form 10-Q report for the quarter ended March 31, 2011, no action, proceeding, investigation, regulation or  legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit or to obtain substantial damages in respect of or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or which, in the Lender’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement.

(c)          Material Adverse Change. As of the Effective Date, there shall not have occurred any change which, in the Lender’s sole discretion, has had or may have a Material Adverse Effect as compared to the condition of Borrower presented by the most recent financial statements of Borrower.

(d)          Solvency. The Lender shall have received evidence satisfactory to it that, after giving effect to any such Loan (i) Borrower has assets having value, both at fair value and at present fair saleable value, greater than the amount of its liabilities, and (ii) Borrower’s assets are sufficient in value to provide Borrower with sufficient working capital to enable it profitably to operate its businesses and to meet its obligations as they become due, and (iii) Borrower has adequate capital to conduct the business in which it is and proposes to be engaged.

(e)          No Default or Event of Default. There shall be no Default or Event of Default and all of the representations and warranties made or deemed to be made under this Agreement shall be true and correct in all material respects at such time both with and without giving effect to the Loan to be made at such time and the application of the proceeds thereof except that representations and warranties which, by their terms, are applicable only to the Agreement Date or other specified date shall be true and correct only as of that date.

Section 4.2                      Conditions Precedent to Subsequent Loan Advances. Notwithstanding any other provision of this Agreement, the Lender’s obligation to make any subsequent advance under the Loan is subject to the fulfillment of each of the following conditions prior to or contemporaneously with the making of each such future Loan:

(a)          All of the conditions in Section 4.1 have been and remain satisfied;

(b)          The representations and warranties contained in the Loan Documents shall be true and correct in all material respects as of the time of any such advance and with the same force and effect as if made at such time except that representations and warranties which, by their terms, are applicable only to the Agreement Date or other specified date shall be true and correct only as of that date, with such exceptions as have been disclosed to Lender in writing by Borrower as addenda to the Schedules and are reasonably satisfactory to Lender, such representations and warranties shall be deemed made with respect to the most recent Financial Statements and other financial data delivered by Borrower to Lender;

(c)          There shall be no Existing Default and no Default or Event of Default will occur as a result of the making of the Loan Advance, as the case may be, or Borrower’s use of the proceeds thereof;

(d)          Since the date of the most recent prior Loan Advance, as applicable, there shall not have been any change which has had or is reasonably likely to have a Material Adverse Effect on Borrower; and

(e)          Borrower shall have submitted to Lender (a) written documentation certifying the proceeds of the Loan will be used for the purpose authorized pursuant to Section 6.5 of this Agreement, and (b) a completed Borrowing Base Certificate.

Section 4.3                      Conditions Precedent to UNFPA as an Eligible Receivable.  Prior to the inclusion of the UNFPA as an Eligible Receivable in the Borrowing Base, each of the following conditions must be satisfied:

(a)          Borrower shall cause an opinion of United Kingdom counsel opining on the due incorporation and valid existence of each of the Borrower’s United Kingdom Subsidiaries, and on the valid issuance of the share capital of each of the Borrower’s United Kingdom Subsidiaries, all in form and substance reasonably satisfactory to Lender and its counsel and addressing such other matters reasonably required by Lender;

(b)          Lender shall have received, at Borrower’s cost and expense, current and appropriate records searches with respect to Borrower’s United Kingdom Subsidiaries, showing only permitted and anticipated Liens reasonably acceptable to Lender, and, if required, Lender shall also have received bankruptcy, litigation, tax and other lien searches on Borrower’s United Kingdom Subsidiaries, reasonably satisfactory to Lender in all respects; and

(c)          Borrower shall deliver an executed Pledge Agreement in form and substance satisfactory to Lender.

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF BORROWER

Section 5.1                      Representations and Warranties. Borrower- represents and warrants to the Lender as follows:

(a)          Organization; Power; Qualification. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the power and authority to own properties and to carry on business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which failure to be so qualified and authorized would have a Material Adverse Effect.

(b)          Subsidiaries and Ownership of Borrower. The Subsidiaries of Borrower are set forth in Exhibit 21 of Borrower’s most recent Form 10-K filed with the SEC.

(c)          Authorization of Agreement, Note, Loan Documents and Borrowing. Borrower has the right and power and has taken all necessary action to authorize it to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms and to borrow hereunder. This Agreement and each of the other Loan Documents to which it is a party have been duly executed and delivered by the duly authorized officers of Borrower and each is, or when executed and delivered in accordance with this Agreement will be, a legal, valid and binding obligation of Borrower enforceable in accordance with its terms.

(d)          Compliance of Agreement, Note, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance of this Agreement and each of the other Loan Documents to which Borrower is a party in accordance with their respective terms and the borrowings hereunder do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any applicable law relating to Borrower or any of its Affiliates, (ii) conflict with, result in a breach of or constitute a default under (A) the articles of incorporation or by-laws of Borrower, (B) any indenture, agreement or other instrument to which Borrower is a party or by which any of its property may be bound or (C) any Governmental Approval relating to Borrower, or, (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by Borrower, except the Lien in favor of Lender created by the Security Agreement.

(e)          Compliance with Law; Governmental Approvals. Borrower (i) has all Governmental Approvals, including permits relating to federal, state and local Environmental Laws, ordinances and regulations required by any applicable law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other applicable laws relating to it, including, without being limited to, all Environmental Laws and all occupational health and safety laws applicable to Borrower or its properties, except in the case of both (i) and (ii) above for instances of noncompliance which would not, singly or in the aggregate, cause a Default or Event of Default or have a Material Adverse Effect and in respect of which adequate reserves have been established on the books of Borrower.

(f)          Litigation. Except as disclosed in Borrower’s Form 10-Q report for the quarter ended March 31, 2011, there are no actions, suits or proceedings pending against or in any other way relating adversely to or affecting Borrower or any of its, his, her or their property in any court or before any arbitrator of any kind or before or by any governmental body.

(g)          Tax Returns and Payments. All United States federal, state and local and foreign national, provincial and local and all other tax returns of Borrower required by applicable law to be filed have been duly filed, and all United States federal, state and local and foreign national, provincial and local and all other taxes, assessments and other governmental charges or levies upon such entities and their properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 8.3. The charges, accruals and reserves on the books of Borrower in respect of United States federal, state and local taxes and foreign national, provincial and local taxes for all fiscal years and portions thereof since the organization of such entities are in the judgment of Borrower adequate.

(h)          Burdensome Provisions. Borrower is not a party to any indenture, agreement, lease or other instrument, or subject to any charter or corporate restriction, Governmental Approval or applicable law, compliance with the terms of which might have a Material Adverse Effect.

(i)          Financial Statements. Borrower has furnished to the Lender a copy of (i) its certified audited financial statement of September 30, 2010, and the related statements of income, cash flow and retained earnings for the twelve-month period then ended and a summary of adjustments to such statements to comply with GAAP, and (ii) the balance sheet as of March 31, 2011 and the related statement of income for the 12 (and 6) month period, respectively, then ended. Such financial statements are complete and correct in all material respects and present fairly and in all material respects the financial position of Borrower as at the dates thereof and the results of operations of Borrower for the periods then ended, subject to normal year-end adjustments. Except as disclosed or reflected in such financial statements or the notes thereto, Borrower did not have any material liabilities, contingent or otherwise, and there were no material unrealized or anticipated losses of Borrower.

(j)          Adverse Change. Since the date of the financial statements described in clause (i) of Section 5.1(i), (i) no change in the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of Borrower has occurred that has had, or may have, a Material Adverse Effect, and (ii) no event has occurred or failed to occur which has had, or may have, a Material Adverse Effect.

(k)          Absence of Defaults. Borrower is not in default under its articles of incorporation or by-laws and no event has occurred which has not been remedied, cured or waived (i) that constitutes a Default or an Event of Default or (ii) that constitutes or that, with the passage of time or giving of notice, or both, would constitute a default or event of default by Borrower under any material agreement (other than this Agreement) or judgment, decree or order to which Borrower is a party or by which Borrower or any of its properties may be bound or which would require Borrower to make any payment thereunder prior to the scheduled maturity date therefor.

(l)          Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of Borrower and furnished to the Lender were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, no fact is known to Borrower which has had, or may in the future have, a Material Adverse Effect which has not been set forth in the financial statements or disclosure delivered prior to the Effective Date, in each case referred to in Section 5.1(i), or in such written information, reports or other papers or data or otherwise disclosed in writing to the Lender prior to the Effective Date. The documents furnished or written statements, taken as a whole, made to the Lender by Borrower in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents do not contain any untrue statement of a fact material to the creditworthiness of Borrower and do not omit to state a material fact necessary in order to make the statements contained therein not misleading.

(m)          Place of Business. The chief executive office and business locations of Borrower are set forth in Schedule 5.1(m).

(n)          Federal Regulations. Borrower is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each of the quoted terms is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System).

(o)          Investment Company Act. Borrower is not an “investment company” or a company “controlled” by an “investment company” (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

(p)          ERISA. Neither Borrower nor any Related Company maintains or contributes to any Benefit Plan other than those listed on Schedule 5.1(p). Each Benefit Plan is in substantial compliance with ERISA, and neither Borrower nor any Related Company has received any notice asserting that a Benefit Plan is not in compliance with ERISA. No material liability to the PBGC or to a Multiemployer Plan has been, or is expected by Borrower to be, incurred by Borrower or any Related Company.

(q)          Employee Relations. Borrower is not party to any collective bargaining agreement. Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other labor disputes involving its employees or those of its Subsidiaries.

(r)          Intellectual Property. Borrower and its Subsidiaries own and possess or have the right to use all intellectual property (such as copyrights, patents, trademarks and trade names) required to conduct their business as now and presently planned to be conducted without, to its knowledge, conflict in any material respect with the rights of others.  Schedule 5.1(r) lists all patents, registered trademarks, registered copyrights and applications for any of the foregoing owned by Borrower and its Subsidiaries.

(s)          United Kingdom Subsidiaries.  Each of Borrower’s United Kingdom Subsidiaries is directly or indirectly owned 100% by Borrower and is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation, has the power and authority to own properties and to carry on business as now being conducted and is duly qualified and authorized to do business in each jurisdiction in which failure to be so qualified and authorized would have a Material Adverse Effect.  The stock of each United Kingdom Subsidiary has been validly issued.  Upon execution of the Pledge Agreement, Lender shall have a first priority lien on sixty-five percent (65%) of the outstanding share capital in the first-tier United Kingdom Subsidiary and there are no other liens or encumbrances on such share capital.  There are no liens or encumbrances on the share capital of Borrower’s second-tier United Kingdom Subsidiary.

Section 5.2                      Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article 5 and in other Loan Documents (including, but not limited to, any such representation, warranty or statement made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Agreement Date, at and as of the Effective Date and at and as of the date of each Loan, including, but not limited to, each Loan Advance, except that representations and warranties which, by their terms are applicable only to one such date shall be deemed to be made only at and as of such date. All representations and warranties made or deemed to be made under this Agreement shall survive and not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lender or any borrowing hereunder.

ARTICLE 6 - AFFIRMATIVE COVENANTS

Until all of the Obligations have been indefeasibly paid in full, Borrower and each of its Subsidiaries will:

Section 6.1                      Preservation of Corporate Existence and Similar Matters. With respect to each of Borrower and Borrower’s United Kingdom Subsidiaries, preserve and maintain its corporate existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except to the extent the failure to do so would not have a Material Adverse Effect.

Section 6.2                      Compliance with Applicable Law. Comply with all applicable laws relating to Borrower and its United Kingdom Subsidiaries.

Section 6.3                      Payment of Taxes and Claims. Pay or discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, would become a Lien on any properties of Borrower.

Section 6.4                      Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP consistently applied.

Section 6.5                      Restrictions on Use of Proceeds. Borrower will use the proceeds of the Loan only for Borrower’s and its Subsidiaries’ working capital purposes.

Section 6.6                      Hazardous Waste and Substances; Environmental Requirements. In addition to, and not in derogation of, the requirements of Section 6.2 and of the Security Agreement, governmental standards and regulations applicable to Borrower or to any of its assets in respect of occupational health and safety laws, rules and regulations and Environmental Laws, promptly notify the Lender of its receipt of any notice of a violation of any such law, rule, standard or regulation and indemnify and hold the Lender harmless from all loss, cost, damage, liability, claim and expense incurred by or imposed upon the Lender on account of Borrower’s failure to perform its obligations under this Section 6.6.

Section 6.7                      Accuracy of Information. All written information, reports, statements and other papers and data furnished to the Lender, whether pursuant to Article 7 or any other provision of this Agreement or any of the other Loan Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Lender true and accurate knowledge of the subject matter.

Section 6.8                      Revisions or Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules originally attached hereto become incorrect in any material respect, Borrower shall provide as soon as possible (but by no later than the end of the then current fiscal quarter of Borrower) to the Lender such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s); provided that no such revisions or updates to any Schedule(s) shall be deemed to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule(s) unless and until the Lender, in its sole discretion, shall have accepted in writing such revisions or updates to such Schedule(s).

Section 6.9                      Conduct of Business. Engage only in businesses in substantially the same fields as the businesses conducted on the Effective Date.

Section 6.10                    Insurance. Borrower shall at all times maintain, in addition to the insurance required by the Security Agreement, insurance with responsible insurance companies against such risks, in such amounts as in amounts and under policies issued by insurers acceptable to the Lender, including such theft, hazard, public liability, products liability, third party property damage and business interruption insurance as is consistent with reasonable business practices. All premiums on such insurance shall be paid by Borrower and copies of the policies delivered to the Lender.

Section 6.11                    Change of Management. Borrower shall give prior written notice to Lender of any change in the following executive officers of Borrower: Chief Executive Officer.

ARTICLE 7 - INFORMATION

Until all of the Obligations have been indefeasibly paid in full, Borrower will furnish to the Lender at the Lender’s Office:

Section 7.1                      Financial Statements; Borrowing Base Certificate; Compliance Certificate.

(a)          Certified Year-End Statements. As soon as available, but in any event within 120 days after the end of each fiscal year of Borrower, copies of the consolidated and consolidating balance sheet of Borrower, as at the end of such fiscal year and the related statements of income, shareholders’ equity and cash flow for such fiscal year, in each case setting forth in comparative form the figures for the previous year-end and reported on, without qualification, certified by independent certified public accountants selected by Borrower, and acceptable to the Lender.

(b)          Quarterly Financial Statements. As soon as available, but in any event within 45 days after the end of each fiscal quarter of Borrower copies of the unaudited consolidated and consolidating balance sheet of Borrower as at the end of such fiscal quarter and the related unaudited income statement for such fiscal quarter and for the portion of the fiscal year of Borrower through such quarter, and, with respect to such quarterly financial statements delivered at the end of each fiscal year of Borrower, such financial statement shall be certified by the chief financial officer of Borrower to the best of his or her knowledge as presenting fairly the financial condition and results of operations of Borrower as at the date thereof and for the periods ended on such date, subject to normal year end adjustments.

All such financial statements shall be complete and correct in all material respects, and all such financial statements shall be prepared in accordance with GAAP (except, with respect to interim financial statements, for the omission of footnotes) applied consistently throughout the periods reflected therein.

(c)          Borrowing Base Certificate. Within thirty (30) days after the end of each quarter, a Borrowing Base Certificate as of the close of business on the last Business Day of the preceding quarter.

(d)          Compliance Certificate.  Borrower shall deliver to Lender, concurrently with Borrower’s delivery of the financial statements set forth in section 7.1(a) above, a Compliance Certificate prepared as of the close of business on the last Business Day of such fiscal year.

(e)          Authorization. Borrower authorizes the Lender to discuss the financial condition of Borrower with Borrower’s independent certified public accountants and agrees that such discussion or communication shall be without liability to either the Lender or Borrower’s independent certified public accountants.

Section 7.2                      Copies of Other Reports.

(a)          Promptly upon receipt thereof, copies of all reports, if any, submitted to Borrower by its independent public accountants, including, without limitation, all management reports.

(b)          To the extent not available on Borrower’s web site or EDGAR, promptly upon preparation and filing of the same, copies of any and all filings by Borrower with the SEC, including, but not limited to, Forms 10-K, 10-Q and any other material reports filed by Borrower with the SEC.

(c)          Within thirty (30) days following the end of each fiscal quarter of Borrower, an Accounts Receivable aging report showing the name, address and outstanding account balances of each account debtor, and the aging of the account balances of each such debtor by the following aging categories; 0-30 days, 31-60 days, 61-90 days, and over 90 days.

(d)          From time to time and promptly upon each request, such forecasts, data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of Borrower and its Subsidiary as the Lender may reasonably request. The rights of the Lender under this Section 7.2(d) are in addition to and not in derogation of its rights under any other provision of this Agreement or any Loan Document.

Section 7.3                      Notice of Litigation and Other Matters.

Notice of: (a) the commencement of all proceedings and investigations by or before any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any other way relating adversely to, or adversely affecting, Borrower, any Subsidiary of Borrower or any of their respective property, assets or businesses, (b) any amendment of the articles of incorporation and/or by-laws of Borrower, (c) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of Borrower, any Subsidiary of Borrower  and any change in the executive officers of Borrower which would reasonably be expected to have a Material Adverse Effect, and (d) any (i) Default or Event of Default, or (ii) event that constitutes or that, with the passage of time or giving of notice or both, would constitute a default or event of default by Borrower under any material agreement (other than this Agreement) to which Borrower or it Subsidiary is a party or by which Borrower or its Subsidiary or any of its or their property may be bound if the exercise of remedies thereunder by the other party to such agreement would have, either individually or in the aggregate, a Material Adverse Effect.

Section 7.4                      ERISA, As soon as possible and in any event within 30 days after Borrower knows, or has reason to know, that: (a) any Termination Event with respect to a Benefit Plan has occurred or will occur, (b) the aggregate present value of the Unfunded Vested Accrued Benefits under all Plans has increased to an amount in excess of $0, or (c) Borrower are in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of its complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan, (d) a certificate of the President or the chief financial officer of Borrower setting forth the details of such of the events described in clauses (a) through (c) as applicable and the action which is proposed to be taken with respect thereto and, simultaneously with the filing thereof, copies of any notice or filing which may be required by the PBGC or other agency of the United States government with respect to such of the events described in clauses (a) through (c) as applicable.

ARTICLE 8 - NEGATIVE COVENANTS

Until all of the Obligations have been indefeasibly paid in full, Borrower will not directly or indirectly, and will not permit any Subsidiary directly or indirectly:

Section 8.1                      Merger, Consolidation and Sale of Assets. Merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of all or a substantial portion of its assets to any Person.

Section 8.2                      Transactions with Affiliates. Effect any transaction with any Affiliate on a basis less favorable to Borrower than would be the case if such transaction had been effected with a Person not an Affiliate.

Section 8.3                      Protection of Lender’s Rights. By any amendment of the Borrower’s Articles of Incorporation or By-laws, or the equivalent document of any United Kingdom Subsidiary of Borrower, or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, seek to avoid the observance or performance of the terms to be observed or performed hereunder by Borrower, but will at all times take such actions as are necessary or appropriate in order to protect the rights of Lender under the Loan Documents, including, but not limited to, this Agreement, and at all times in good faith assist in the carrying out of all the provisions of the Loan Documents and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Lender against impairment.

Section 8.4                      Dividends/Distributions/Payments. Declare, pay, or set apart for payment any Restricted Payment or Restricted Distribution other than a Permitted Distribution.

Section 8.5                      Borrower’s United Kingdom Subsidiaries.  Borrower shall not permit any of its United Kingdom Subsidiaries to place any lien or other encumbrance securing funded indebtedness upon any of the assets of either United Kingdom Subsidiary.  Borrower shall not permit the issuance of any share capital or equivalent interest in either of its United Kingdom Subsidiaries.

Section 8.6                      [Reserved].

Section 8.7                      [Reserved].

Section 8.8                      Liens. Other than in favor of Lender, grant any Lien other than purchase money security interests in capital assets, not to exceed in the aggregate $250,000 for any consecutive twelve month period.

ARTICLE 9 - DEFAULT

Section 9.1                      Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

(a)          Default in Payment of Loan. Borrower shall default in any payment of principal of, or interest on, the Loan or the Note on the due date thereof (whether at maturity, by reason of acceleration or otherwise).

(b)          Other Payment Default. Borrower shall default in the payment, as and when due, of principal of or interest on, any other Obligation, and such default shall continue for five (5) days after demand.

(c)          Misrepresentation. Any representation or warranty made or deemed to be made by any of the Borrower under this Agreement or any other Loan Document or any amendment hereto or thereto shall at any time prove to have been incorrect or misleading in any material respect when made.

(d)          Default in Performance. (i) Borrower shall default in the performance or observance of a term, covenant, condition or agreement contained in Articles 6, 7 or 8; (ii) Borrower shall default in the performance or observance of any other term, covenant, condition or agreement contained in this Agreement and the default is not cured to the satisfaction of Lender within ten (10) days after the sooner to occur of Borrower’s receipt of notice of such default from Lender or the date on which such default first became known to any officer of Borrower; or (iii) Borrower shall default in the performance or observance of any non-payment term, covenant, condition or agreement related to the Loan and the passage without cure of the applicable cure period, if any.

(e)          Indebtedness Cross-Default. (i) Borrower or any Subsidiary shall fail to pay when due and payable the principal of or interest on any Indebtedness (other than the Loan or Note), which indebtedness is in an amount equal to or greater than $250,000.00 or (ii) the maturity of any Indebtedness in excess of $250,000.00 shall have been accelerated as a result of such default or event of default in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Indebtedness, where such Indebtedness is in an amount equal to or greater than $250,000.00 or (iii) any event shall have occurred and be continuing which, with or without the passage of time or the giving of notice, or both, would permit any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate such maturity where such Indebtedness is in an amount equal to or greater than $250,000,00.

(f)          Voluntary Bankruptcy Proceeding. Any Obligor shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) commence a proceeding seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

(g)          Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Obligor in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of any Obligor or of all or any substantial part of the assets, domestic or foreign, of any Obligor, and such case or proceeding shall continue undismissed or unstayed for a period of 90 consecutive calendar days, or an order granting the relief requested in such case or proceeding against any Obligor (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

(h)          Loan Documents. Any Event of Default under any other Loan

Document shall exist or any Obligor shall default in the performance or observance of any material term, covenant, condition or agreement contained in, or the payment of any other sum covenanted to be paid by any Obligor under, any such Loan Document; or any provision of this Agreement, or of any other Loan Document after delivery thereof hereunder, shall for any reason cease to be valid and binding, or any Obligor or other party thereto (other than the Lender) shall so state in writing; or this Agreement or any other Loan Document, after delivery thereof hereunder, shall for any reason cease to create a valid, perfected and first priority Lien on, or security interest in, any of the collateral purported to be covered thereby.

(i)          Judgment. A judgment or judgments in an amount, individually or in the aggregate, in excess of $100,000.00 shall be entered against any Obligor by any court and such judgment or order shall continue undischarged or unstayed for 60 days.

(j)          Attachment. A warrant or writ of attachment or execution or similar process shall be issued against any property of any Obligor and such warrant or process shall continue undischarged or unstayed for 90 days.

(k)          Material Adverse Change. There occurs any act, omission, event, undertaking or circumstance or series of acts, omissions, events, undertakings or circumstances which have, or in the sole judgment of the Lender would have, either individually or in the aggregate, a Material Adverse Effect.

(l)          ERISA. (i) Any Termination Event with respect to a Benefit Plan shall occur that, after taking into account the excess, if any, of (A) the fair market value of the assets of any other Benefit Plan with respect to which a Termination Event occurs on the same day (but only to the extent that such excess is the property of Borrower) over (B) the present value on such day of all vested nonforfeitable benefits under such other Benefit Plan, results in an Unfunded Vested Accrued Benefit in excess of $50,000, (ii) any Benefit Plan shall incur an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA) for which a waiver has not been obtained in accordance with the applicable provisions of the Code and ERISA, or (iii) Borrower are in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Borrower’s complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan.

Section 9.2                      Remedies.

(a)          Automatic Acceleration and Termination of Facilities. Upon the occurrence of an Event of Default specified in Section 9.1(f) or Section 9.1(g), (i) the principal of and the interest on the Loan and the Note at the time outstanding. and all other amounts owed to the Lender under this Agreement or any of the Loan Documents and all other Obligations, shall thereupon become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the Loan Documents to the contrary notwithstanding, and (ii) the commitment of the Lender to make advances under this Agreement shall immediately terminate.

(b)          Other Remedies. If any Event of Default (other than as specified in Section 9.1(f) or Section 9.1(g)) shall have occurred and be continuing, the Lender, in its sole and absolute discretion, may do any of the following: (i) declare the principal of and interest on the Loan and the Note at the time outstanding, and all other amounts owed to the Lender under this Agreement or any of the Loan Documents and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in the Agreement or the Loan Documents to the contrary notwithstanding, together with interest on such amounts at the Default Rate and (ii) terminate the Loan and any commitment of the Lender to make advances hereunder.

(c)          Further Remedies. If any Event of Default shall have occurred and be continuing, the Lender, in its sole and absolute discretion, may exercise any and all of its rights under the Security Agreement.

Section 9.3                      Application of Proceeds. All proceeds from each sale of, or other realization upon, all or any part of any collateral under the Security Agreement following an Event of Default shall be applied or paid over as follows: (a) First: to the payment of all costs and expenses incurred in connection with such sale or other realization, including reasonable attorneys’ fees, (b) Second: to the payment of the Obligations (with Borrower remaining liable for any deficiency) in any order which the Lender may elect, and (c) Third: the balance (if any) of such proceeds shall be paid to Borrower or, subject to any duty imposed by law or otherwise, to whomsoever is entitled thereto.

Section 9.4                      Miscellaneous Provisions Concerning Remedies.

(a)          Rights Cumulative. The rights and remedies of the Lender under this Agreement, the Note and each of the Loan Documents shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. In exercising such rights and remedies, the Lender may be selective and no failure or delay by the Lender in exercising any right shall operate as a waiver of such right nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

(b)          Limitation of Liability. Nothing contained in this Article 9 or elsewhere in this Agreement or in any of the Loan Documents shall be construed as requiring or obligating the Lender or any agent or designee of the Lender to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim or notice, and neither the Lender nor any of its agents or designees shall have any liability to Borrower for actions taken pursuant to this Article 9, any other provision of this Agreement or any of the Loan Documents, so long as the Lender or such agent or designee shall act reasonably and in good faith.

(c)          Appointment of Receiver. In any action under this Article 9, the Lender shall be entitled to the appointment of a receiver, without notice of any kind whatsoever, to exercise such power as the court shall confer upon such receiver.

ARTICLE 10 - MISCELLANEOUS

Section 10.1                    Notices.

(a)          Method of Communication. All notices and the communications hereunder and thereunder shall be in writing. Notices in writing shall be delivered personally or sent by overnight courier service, by certified or registered mail, postage pre-paid, or by facsimile transmission and shall be deemed received, in the case of personal delivery, when delivered, in the case of overnight courier service, on the next Business Day after delivery to such service, in the case of mailing, on the third day after mailing (or, if such day is a day on which deliveries of mail are not made, on the next succeeding day on which deliveries of mail are made) and, in the case of facsimile transmission, upon transmittal.

(b)          Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing.

If to Borrower:                The Female Health Company
515 N. State Street, Suite 2225
Chicago, IL  60654
Attention: Donna Felch
Facsimile No.: (312) 280-9360

With a copy to:              Reinhart Boerner Van Deuren s.c.
1000 North Water Street, Suite 1700
Milwaukee, WI  53202
Attention:  Benjamin G. Lombard
Facsimile No.:  (414) 298-8097

If to the Lender:              Heartland Bank
212 S. Central Avenue
St. Louis, MO  63105
Attention:  Colin McNulty
Facsimile No.:  (314) 512-8501

With a copy to:               Carmody MacDonald P.C.
120 S. Central Ave., Suite 1800
St. Louis, MO 63105
Attention: Mark B. Hillis
Facsimile No.: (314) 854-8660

(c)          Lender’s Office. The Lender hereby designates its office designated above or any subsequent office which shall have been specified for such purpose by written notice to Borrower, as the office to which payments due are to be made and at which Loan will be disbursed.

Section 10.2                    Expenses. Borrower agrees to pay or reimburse on demand all costs and expenses incurred by the Lender, including, without limitation, the reasonable fees and disbursements of counsel, in connection with the preparation, due diligence, administration, enforcement and termination of this Agreement and each of the other Loan Documents. The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by Borrower.

Section 10.3                    Stamp and Other Taxes. Borrower will pay any and all stamp, registration, recordation and similar taxes, fees or charges and shall indemnify the Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the Loan Documents or the perfection of any rights or security interest thereunder.

Section 10.4                    Setoff. In addition to any rights now or hereafter granted under applicable law, and not by way of limitation of any such rights, upon and after the occurrence of any Default or Event of Default, the Lender is hereby authorized by Borrower at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lender to or for the credit or the account of Borrower against and on account of the Obligations irrespective of whether or not (a) the Lender shall have made any demand under this Agreement or any of the Loan Documents, or (b) the Lender shall have declared any or all of the Obligations to be due and payable as permitted by Section 9.2 and although such Obligations shall be contingent or unmatured.

Section 10.5                    Dispute Resolution.

(a)            Consent to Jurisdiction; Waiver of Venue Objection; Service of Process. WITHOUT LIMITING THE RIGHT OF THE LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR AGAINST PROPERTY OF THE BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT (AN “ACTION”) IN THE COURTS OF OTHER JURISDICTIONS, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO AND ACCEPTS THE NON-EXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT IN ST. LOUIS COUNTY, OR THE UNITED STATES FEDERAL DISTRICT COURT FOR THE EASTERN DISTRICT OF MISSOURI, AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ANY ACTION MAY BE HEARD AND DETERMINED IN SUCH MISSOURI STATE COURT OR IN SUCH FEDERAL COURT. THE BORROWER HEREBY IRREVOCABLY WAIVES AND DISCLAIMS, TO THE FULLEST EXTENT THAT THE BORROWER MAY EFFECTIVELY DO SO, ANY DEFENSE OR OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY DEFENSE OR OBJECTION TO VENUE BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE TO THE MAINTENANCE OF ANY ACTION IN ANY JURISDICTION. THE BORROWER HEREBY IRREVOCABLY AGREES THAT THE SUMMONS AND COMPLAINT OR ANY OTHER PROCESS IN ANY ACTION IN ANY JURISDICTION MAY BE SERVED BY MAILING (USING CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID) TO THE BORROWER’S ADDRESS. SUCH SERVICE WILL BE COMPLETE ON THE DATE SUCH PROCESS IS SO DELIVERED, AND THE BORROWER WILL HAVE THIRTY DAYS FROM SUCH COMPLETION OF SERVICE IN WHICH TO RESPOND IN THE MANNER PROVIDED BY LAW. THE BORROWER MAY ALSO BE SERVED IN ANY OTHER MANNER PERMITTED BY LAW, IN WHICH EVENT THE BORROWER’S TIME TO RESPOND SHALL BE THE TIME PROVIDED BY LAW.

(b)            Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY WAIVES AND DISCLAIMS ANY RIGHT TO TRIAL BY JURY (WHICH THE LENDER ALSO WAIVES AND DISCLAIMS) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATING TO THIS NOTE.

Section 10.6                    Reversal of Payments. To the extent Borrower makes a payment or payments to the Lender or the Lender receives any payment or proceeds of any collateral for the Security Agreement for Borrower’s benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, the Lender shall have the continuing and exclusive right to apply, reverse and reapply any and all payments to any portion of the Obligations, and, to the extent of such payment or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by the Lender.

Section 10.7                    Injunctive Relief. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lender; therefore, Borrower agrees that the Lender, at the Lender’s option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 10.8                    Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by Borrower to determine whether it is in compliance with any covenant contained herein, shall, unless there is an express written direction or consent by the Lender to the contrary, be performed in accordance with GAAP.

Section 10.9                    Assignment; Participation. All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights under this Agreement. The Lender may assign or participate to one or more Persons, all or a portion of its rights and obligations hereunder and under the Note and, in connection with any such assignment, may assign its rights and obligations under the Security Agreement, provided, however, that Lender shall obtain the prior written consent of Borrower so long as no Event of Default exists if Lender desires to assign the Loan.  The Lender may, in connection with any assignment or participation, disclose to the assignee or participant any information relating to Borrower furnished to the Lender by or on behalf of Borrower.

Section 10.10                  Amendments. Any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived and any departure therefrom may be consented to if, but only if, such amendment, waiver or consent is in writing signed by the Lender and, in the case of an amendment, by Borrower. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

Section 10.11                  Performance of Borrower’ Duties. Borrower’s obligations under this Agreement and each of the Loan Documents shall be performed by Borrower at its sole cost and expense. If Borrower shall fail to do any act or thing which it has covenanted to do under this Agreement or any of the Loan Documents, the Lender may (but shall not be obligated to) do the same or cause it to be done either in the name of the Lender or in the name and on behalf of Borrower, and Borrower hereby irrevocably authorizes the Lender so to act.

Section 10.12                  Indemnification. Borrower agrees to reimburse the Lender for all reasonable costs and expenses, including counsel fees and disbursements, incurred and to indemnify and hold the Lender harmless from and against all losses suffered by the Lender, other than losses resulting from the Lender’s gross negligence or willful misconduct, in connection with (a) the exercise by the Lender of any right or remedy granted to it under this Agreement or any of the Loan Documents, (b) any claim, and the prosecution or defense thereof arising out of or in any way connected with this Agreement or any of the Loan Documents.

Section 10.13                  All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lender and any Persons designated by the Lender pursuant to any provisions of this Agreement or any of the Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Loan has not been terminated.

Section 10.14                  Survival. Notwithstanding any termination of this Agreement, (a) until all Obligations have been paid in full and this Agreement terminated, the Lender shall retain its security interest and shall retain all rights under this Agreement and the Security as fully as though this Agreement had not been terminated, and (b) the indemnities to which the Lender is entitled under the provisions of this Article 10 and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Lender against events arising after such termination as well as before.

Section 10.15                  Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 10.16                  Governing Law. This Agreement and the Note and the other Loan Documents shall be construed in accordance with and governed by the law of the State of Missouri, exclusive of its choice of law rules.

Section 10.17                  Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

Section 10.18                  Final Agreement. This Agreement and the other Loan Documents are intended by the parties hereto as the final, complete and exclusive expression of the agreement among them with respect to the subject matter hereof and thereof. This Agreement and the other Loan Documents supersede any and all prior oral or written agreements between the parties hereto relating to the subject matter hereof and thereof.

Section 10.19                  Purchase of Insurance. UNLESS YOU, BORROWER, PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, THE LENDER, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS UNDER THIS AGREEMENT. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF WE PURCHASE INSURANCE, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OF EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

Section 10.20                  Oral Agreements. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT. THE LOAN DOCUMENTS, AS AMENDED, MODIFIED AND SUPPLEMENTED HEREBY, ARE INCORPORATED HEREIN BY THIS REFERENCE AND SHALL BE DEEMED TO CONSTITUTE A PART OF THIS WRITING.

[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement as of the day and year first written above.

THIS AGREEMENT CONTAINS A BINDING JURY WAIVER PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

BORROWER:

The Female Health Company, a Wisconsin corporation

By:	/s/ O.B. Parrish

Name:	O.B. Parrish

Title:	Chairman and CEO

STATE OF ILLINOIS	)
) SS
COUNTY OF COOK	)

On this 1st day of August, 2011, before me appeared O.B. Parrish, in his/her capacity as Chairman and CEO of The Female Health Company, a Wisconsin corporation, to me personally known, who, being by me duly sworn, did say that he/she is the Chairman and CEO of The Female Health Company, a Wisconsin corporation, and that said instrument was signed in behalf of said corporation by authority of its Board of Directors, and said O.B. Parrish, as Chairman and CEO, acknowledged said instrument to be the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

/s/ Jacqueline F. Martin
Notary Public

My Commission Expires: 02/26/2014

Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Agreement as of the day and year first written above.

THIS AGREEMENT CONTAINS A BINDING JURY WAIVER PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

“LENDER”

Heartland Bank, a federal savings bank

By:	/s/ Colin McNulty

Name:	Colin McNulty

Title:	Assistant Vice President

STATE OF MISSOURI	)
) SS
COUNTY OF ST. LOUIS	)

On this 1st day of August, 2011, before me appeared Colin McNulty, to me personally known, who being by me duly sworn did say that he/she is a Assistant Vice President of Heartland Bank, a federal savings bank, and that said instrument was signed on behalf of said bank and said Colin McNulty, as Assistant Vice President, acknowledged said instrument to be the free act and deed of said bank.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the day and year last above written.

/s/ Michelle Brewer
Notary Public

My Commission Expires: 09/19/2011

Signature Page

EXHIBIT A

Note

PROMISSORY NOTE

US $2,000,000.00	St. Louis, Missouri
Dated as of August 1, 2011

FOR VALUE RECEIVED, the undersigned, THE FEMALE HEALTH COMPANY, a Wisconsin corporation (the “Borrower”), hereby promises to pay to the order of HEARTLAND BANK, a federal savings bank (the “Lender”), at its office at 212 S. Central Avenue, Clayton, Missouri 63105 (the “Lender’s Address”), or at such other office as the Lender may subsequently designate in writing, (i) on August 1, 2012 (the “Maturity Date”), the principal amount of Two Million Dollars (US $2,000,000.00), or, if less, the aggregate unpaid principal amount of all advances made hereunder by the Lender to the Borrower prior to said date, (ii) interest on such principal amount at the interest rate per annum for each advance, as determined in accordance with the terms specified below (but in no event in excess of the maximum rate permitted by applicable law), and (iii) any and all other sums which may be owing to the Lender by the Borrower pursuant to this Note.  All advances made hereunder by the Lender to the Borrower and all payments made on account of principal hereof and interest hereunder shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto; provided, however, that the Lender’s failure to record any such advance or payment shall not limit or otherwise affect the obligations of the Borrower under this Note.

1.           Definitions.  Each initially capitalized term used herein shall have the meaning set forth in Schedule A.  Any capitalized terms used herein, but not otherwise defined herein or on Schedule A attached hereto, shall have the meaning ascribed to such term(s) as set forth in the Loan Agreement.

2.           Advances.  Subject to the terms and conditions hereof and the Loan Agreement, and in reliance upon the representations and warranties of the Borrower contained in the Loan Agreement, the Lender agrees to make advances to the Borrower from time to time during the period commencing on the date of this Note and ending on the Maturity Date in an aggregate principal amount at any time outstanding not to exceed the Commitment.  The Borrower agrees that it will use the proceeds of any such advance for the purposes set forth in the Loan Agreement.  Borrower further agrees that it will not use the proceeds of any such advance for any illegal or unlawful purpose.  Each request for an advance hereunder shall be made by a Borrowing Officer on written notice received by the Lender in the form set forth on Exhibit A attached hereto not later than 12:00 noon (St. Louis time) of the Business Day of such advance, shall specify the amount thereof, and shall be irrevocable and binding upon the Borrower.  Except as the Borrower and the Lender may otherwise mutually agree, the proceeds of each advance hereunder shall be wired to an account specified by the Borrower.

3.           Interest Rate.  For the period from the date hereof until maturity (whether by acceleration or otherwise) the Borrower promises to pay interest, in arrears, on the from time to time unpaid principal amount of each advance hereunder on the first Business Day of each month beginning the second calendar month following the Effective Date, at the Stated Rate; provided, however, that with respect to any advance or other obligation of the Borrower hereunder which is not paid at maturity, or which remains unpaid following the commencement, by or against the Borrower, of a case under Title 11 of the United States Code, the Borrower promises to pay interest on such advance or other obligation from the date of maturity or the date such case is commenced, until such advance or other obligation is paid in full, payable upon demand, at a rate per annum (in lieu of the Stated Rate in effect at such time) equal at all times to the Overdue Rate, but in no event in excess of the maximum rate permitted by law.  All computations of interest with respect to each advance hereunder shall be made by the Lender on the basis of a year of 360 days for the actual number of days (including the first day, but excluding the last day) in the period for which such interest is payable.  After maturity, by acceleration or otherwise, and/or upon an Event of Default, this Note shall bear interest at the Default Rate.  A late charge equal to five percent (5%) of the payment amount shall be assessed for each payment not received by Lender by the date ten (10) days after the due date therefor.

Exhibit A

4.           Payments.

(a)           Time of Payments.  All payments of principal, interest, fees, and other amounts due under this Note shall be made to the Lender at the Lender’s Address in lawful money of the United States not later than 2:00 p.m. (St. Louis time) on the day when due, without defense, claim, counterclaim, setoff or right of recoupment.

(b)           Final Payment.  On the Maturity Date of this Note as provided in the Loan Agreement, Borrower shall pay to the Lender, in same day funds, an amount equal to the aggregate principal amount outstanding under this Note and due on such date, together with accrued interest thereon, all fees payable to the Lender pursuant to the provisions of this Note and the Loan Agreement and any and all other Obligations then outstanding and due and payable.

(c)           Interest Calculation.  For purposes of interest calculation only, (i) a payment by check, draft, or other instrument received on a Business Day shall be deemed to have been applied to the relevant Obligation on the second following Business Day, (ii) a payment in cash or by wire transfer received at or before 2:00 p.m., St. Louis, Missouri time, on a Business Day shall be deemed to have been applied to the relevant Obligation on the Business Day when it is received, and (iii) a payment in cash or by wire transfer received on a day that is not a Business Day or after 2:00 p.m., St. Louis, Missouri time, on a Business Day shall be deemed to have been applied to the relevant Obligation on the next Business Day.

(d)           Due Dates Not on Business Days.  If any payment required hereunder becomes due on a date that is not a Business Day, then such payment shall be due on the next Business Day, the amount of such payment, in such case, to include all interest accrued to the date of actual payment.

(e)           Prepayments Generally.  The Borrower shall have the right to prepay the unpaid principal balance of the indebtedness evidenced by this Note in whole or in part, without penalty.  All prepayments, whether voluntary or mandatory pursuant to acceleration, shall be applied first to any expenses due Lender under this Note or under any other documents securing or evidencing obligations of Borrower to Lender with respect to the Loan, then to accrued interest on the unpaid principal balance of this Note, and the balance, if any, shall be applied to the principal sum hereof in inverse order of maturity and shall not relieve Borrower of making installment payments hereon when due.  Amounts prepaid may be re-advanced to Borrower in accordance with the terms and conditions of the Loan Agreement.

5.           Oral Agreements.  ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

Exhibit A

6.           Default; Remedies after a Default.  Any one or more of the following constitutes an Event of Default hereunder:  (a) the occurrence of any Event of Default under (or as defined in) the Loan Agreement; or (b) the occurrence of an Event of Default under (or as defined in) any of the other Loan Documents.  Upon the occurrence of an Event of Default, the remedies available to Lender shall include, but will not necessarily be limited to, the right to declare the entire principal balance hereof and accrued and unpaid interest thereon immediately due and payable and those other remedies specified in the Loan Agreement and in the other Loan Documents.

7.           Expenses; Indemnification.  The Borrower agrees to pay on demand all reasonable costs and expenses incurred by the Lender in connection with the preparation, execution, delivery, administration, modification, amendment, and enforcement (whether through legal proceedings, negotiations or otherwise) of this Note or any of the other Loan Documents (such costs and expenses to include, without limitation, the reasonable fees and disbursements of legal counsel).  The Borrower agrees to indemnify and hold harmless the Lender and each of its directors, officers, employees, agents, affiliates, and advisors from and against any and all claims, damages, losses, liabilities, and expenses (including, without limitation, the reasonable fees and disbursements of legal counsel) which may be incurred by or asserted against the Lender or any such director, officer, employee, agent, affiliate, or advisor in connection with or arising out of any investigation, subpoena, litigation, or proceeding related to or arising out of this Note or any of the other Loan Documents or any transaction contemplated hereby or thereby (but in any case excluding any such claims, damages, losses, liabilities, costs, or expenses incurred by reason of the gross negligence, willful misconduct, or bad faith of the indemnitee).  The obligations of the Borrower under this paragraph shall survive the payment in full of the indebtedness evidenced by this Note or by any Other Note.

8.           Assignment.  The Lender may assign to one or more banks or other entities all or a portion of its rights under this Note.  In the event of an assignment of all of its rights, the Lender may transfer this Note to the assignee.  The Lender may, in connection with any assignment or proposed assignment, disclose to the assignee or proposed assignee any information relating to the Borrower furnished to the Lender by or on behalf of the Borrower.

9.           Amendments, etc.  No amendment or waiver of any provision of this Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and separately acknowledged in writing by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

10.           Governing Law.  This Note shall be governed by, and construed and enforced in all respects in accordance with, the laws of the State of Missouri applicable to contracts made and to be performed entirely within such State, without giving effect to its conflicts of laws, principles or rules.

11.           Right of Set-off. At any time that an Event of Default exists, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to place an administrative hold upon or to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the Obligations, irrespective of whether or not the Lender shall have made any demand under this Note or any Other Note and although the Obligations may be unmatured.  The Lender agrees promptly to notify the Borrower after any such administrative hold, set-off and/or application made by the Lender; provided, however, that the failure to give such notice shall not affect the validity of such administrative hold, set-off and/or application.  The rights of the Lender under this paragraph shall be in addition to all other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have under applicable law.

Exhibit A

12.           Notices.  All notices hereunder and under the Loan Documents shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid.  Notices to the Lender shall be sent to the Lender’s Address.  Notices to the Borrower shall be sent to the Borrower’s Address until the Borrower specifies another address in a notice delivered to the Lender in accordance with this paragraph.  Notice will be deemed received upon actual receipt at the Lender’s Address or the Borrower’s Address, as the case may be.

13.           Consent to Jurisdiction; Waiver of Venue Objection; Service of Process.  WITHOUT LIMITING THE RIGHT OF THE LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR AGAINST PROPERTY OF THE BORROWER ARISING OUT OF OR RELATING TO THIS NOTE (AN “ACTION”) IN THE COURTS OF OTHER JURISDICTIONS, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO AND ACCEPTS THE NON-EXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT OR ANY FEDERAL COURT SITTING IN ST. LOUIS CITY OR COUNTY, AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ANY ACTION MAY BE HEARD AND DETERMINED IN SUCH MISSOURI STATE COURT OR IN SUCH FEDERAL COURT.  THE BORROWER HEREBY IRREVOCABLY WAIVES AND DISCLAIMS, TO THE FULLEST EXTENT THAT THE BORROWER MAY EFFECTIVELY DO SO, ANY DEFENSE OR OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY DEFENSE OR OBJECTION TO VENUE BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE TO THE MAINTENANCE OF ANY ACTION IN ANY JURISDICTION.  THE BORROWER HEREBY IRREVOCABLY AGREES THAT THE SUMMONS AND COMPLAINT OR ANY OTHER PROCESS IN ANY ACTION IN ANY JURISDICTION MAY BE SERVED BY MAILING (USING CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID) TO THE BORROWER’S ADDRESS.  SUCH SERVICE WILL BE COMPLETE ON THE DATE SUCH PROCESS IS SO DELIVERED, AND THE BORROWER WILL HAVE THIRTY DAYS FROM SUCH COMPLETION OF SERVICE IN WHICH TO RESPOND IN THE MANNER PROVIDED BY LAW.  THE BORROWER MAY ALSO BE SERVED IN ANY OTHER MANNER PERMITTED BY LAW, IN WHICH EVENT THE BORROWER’S TIME TO RESPOND SHALL BE THE TIME PROVIDED BY LAW.

14.           Waiver of Jury Trial.  TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY WAIVES AND DISCLAIMS ANY RIGHT TO TRIAL BY JURY (WHICH THE LENDER ALSO WAIVES AND DISCLAIMS) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATING TO THIS NOTE.

15.           Collateral.  This Note is secured as provided in the Loan Agreement.

16.           Miscellaneous.  No failure on the part of the Lender to exercise, and no delay in exercising, any right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

17.           Superseding Note.  This Note supersedes and replaces all other promissory notes labeled “Loan Number Two” executed between the parties hereto in connection with the Loan Agreement, including the Promissory Note dated July 20, 2004, in the principal face amount of $500,000 executed by Borrower to the order of Lender, the Promissory Note dated July, 2005, in the principal face amount of $500,000 executed by Borrower to the order of Lender, the Promissory Note dated July 1, 2006, in the principal face amount of $500,000 executed by Borrower to the order of Lender, the Promissory Note dated July 1, 2007 in the principal face amount of $500,000 executed by Borrower to the order of Lender, the Promissory Note dated July 1, 2008 in the principal face amount of $500,000 executed by Borrower to the order of Lender, the Promissory Note dated July 1, 2009, in the principal face amount of $500,000 executed by Borrower to the order of Lender, and the Promissory Note dated July 1, 2010, in the principal face amount of $1,000,000 executed by Borrower to the order of Lender (collectively, the “Prior Notes”).

Exhibit A

Upon the Lender’s acceptance of this Note and the satisfaction and occurrence of each of the conditions precedent to the effectiveness of this Note, the Prior Notes shall be deemed canceled and of no further force or effect; provided, however, that (i) nothing in the foregoing shall be deemed to waive any outstanding principal, accrued interest, fees, or late charges under the Prior Notes, and (ii) the execution, delivery, and/or acceptance of this Note shall not be deemed to have terminated, extinguished, released, constituted a novation of, or discharged the indebtedness evidenced under the Prior Notes, which indebtedness shall continue under and be governed by this Note.  No reference to this Note need be made in any instrument or document at any time referring to the Prior Notes, a reference to the Prior Notes in any such instrument or document to be deemed to be reference to this Note as the same may be amended, restated, modified, extended, and/or supplemented from time to time.  Nothing herein is intended to extinguish, cancel or impair the lien priority or effect of any security agreement, pledge agreement or mortgage with respect to the Borrower’s obligations hereunder and under any other document relating hereto.

[Remainder of page intentionally left blank.]

Exhibit A

IN WITNESS WHEREOF, the Borrower has executed this Note as of the date first above written.

THIS AGREEMENT CONTAINS A BINDING JURY WAIVER PROVISION.

THE FEMALE HEALTH COMPANY

By:
Name:
Title:

STATE OF ______________________	)
) SS
COUNTY OF ____________________	)

On this __ day of ___________, 2011, before me appeared _________________, in his/her capacity as ______________ of The Female Health Company, a Wisconsin corporation, to me personally known, who, being by me duly sworn, did say that he/she is the _____________ of The Female Health Company, a Wisconsin corporation, and that said instrument was signed in behalf of said corporation by authority of its ________________, and said ________________, as __________________, acknowledged said instrument to be the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

Notary Public

My Commission Expires: ______________________________

Borrower’s Address:
515 N. State Street
Suite 2225
Chicago, Illinois  60654

Exhibit A

ADVANCES AND PAYMENTS OF PRINCIPAL AND INTEREST

DATE	AMOUNT OF ADVANCE	AMOUNT OF PRINCIPAL PAID OR PREPAID	AMOUNT OF INTEREST PAID	UNPAID PRINCIPAL BALANCE OF ADVANCES	NOTATION MADE BY

Exhibit A

SCHEDULE A

Definitions

“Affiliate” means, with respect to a Person, (a) any officer, director, employee, member or managing agent of such Person, (b) any spouse, parents, brothers, sisters, children and grandchildren of such Person, (c) any association, partnership, trust, entity or enterprise in which such Person is a director, officer or general partner, (d) any other Person that, (i) directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) directly or indirectly beneficially owns or holds 5% or more of any class of voting stock or partnership, membership or other interest of such Person or any Subsidiary of such Person, or (iii) 5% or more of the voting stock or partnership, membership or other interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other interests, by contract or otherwise.

“Base Rate” means, for any day, the prime rate established and announced by Lender from time to time in the ordinary course of its business (which rate may not be the best or lowest rate offered to Lender’s corporate customers), provided, that if such Base Rate is discontinued or replaced by a comparable rate, then it shall mean the comparable rate.

“Borrower” means THE FEMALE HEALTH COMPANY, a Wisconsin corporation.

“Borrower’s Address” means 515 N. State Street, Suite 2225, Chicago, Illinois 60654.

 “Borrowing Officer” means each individual of Borrower who is duly authorized by Borrower to submit a request for a Loan Advance.

“Business Day” means any day other than a Saturday, Sunday, or other day on which banks in St. Louis, Missouri are authorized to close.

“Commitment” means the agreement of the Lender to fund advances to the Borrower in an aggregate principal amount not to exceed, at any time outstanding, US $2,000,000.00.

“Default Rate” means a rate of interest equal to four percent per annum (4%) in excess of the Stated Rate.

“Dollar” and “$” means freely transferable United States dollars.

“Effective Date” means the later of (a) the Agreement Date, as defined in the Loan Agreement, and (b) the first date on which all of the conditions set forth in Section 4.1 of the Loan Agreement shall have been fulfilled or waived by the Lender.

“Events of Default” has the meaning specified in paragraph 6 of this Note, or any Event of Default as defined in the Loan Agreement.

“Lender” means Heartland Bank, a federal savings bank, and its successors and assigns.

“Lender’s Address” means 212 S. Central Avenue, Clayton, Missouri 63105.

Exhibit A

“Loans” means any loan made to Borrower pursuant to Section 2.1 of the Loan Agreement and all extensions, renewals and modifications thereto, as well as all such Loans collectively.

“Loan Agreement” means that certain Second Amended and Restated Loan Agreement dated as of the date hereof, as the same may be amended, modified, or restated.

“Loan Documents” means, collectively, this Note, the Loan Agreement, the Security Agreement, and each other instrument, agreement and document executed and delivered by Borrower in connection with this Note and each other instrument, agreement, or document referred to herein or contemplated hereby.

“Material Adverse Effect” means any act, omission, event or undertaking which would, singly or in the aggregate, have a material adverse effect upon (a) the business, assets, properties, liabilities, condition (financial or otherwise), results of operations or business prospects of Borrower, (b) upon the ability of Borrower to perform any obligations under this Note or any other Loan Document to which it is a party, or (c) the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document or the ability of Lender to enforce any rights or remedies under or in connection with any Loan Document; in any case, whether resulting from any single act, omission, situation, status, event, or undertaking, together with other such acts, omissions, situations, statuses, events, or undertakings.

“Maturity Date” means August 1, 2012.

“Note” means this Note and any and all amendments, modifications, restatements, renewals or refinancings thereof.

“Obligations” means, in each case whether now in existence or hereafter arising, (a) the principal of and interest and premium, if any, on, and expenses related to, the Loans and (b) all indebtedness, liabilities, obligations, overdrafts, covenants and duties of Borrower to the Lender of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and whether or not for the payment of money under or in respect of the Loans, this Note, any Note or any of the other Loan Documents.

“Obligors” means Borrower, and each other party at any time primarily or secondarily, directly or indirectly, liable on any of the Obligations.

“Other Note” means any promissory note which may be given in renewal or extension of all or any part of the indebtedness evidenced by this Note or which may amend or restate the terms pursuant to which such indebtedness is to remain outstanding.

“Overdue Rate” means, in respect of any amount not paid when due under this Note or any Other Note, a rate per annum during the period commencing on the due date of such amount until such amount is paid in full equal to 4% per annum in excess of the Stated Rate.

“Person” means an individual, corporation, partnership, association, trust or unincorporated organization or a government or any agency or political subdivision thereof.

“Stated Rate” means a rate of interest of Base Rate plus .50% per annum (each change in the Base Rate will result in a simultaneous change in the Stated Rate).

Exhibit A

EXHIBIT A

FORM OF REQUEST FOR AN ADVANCE

Heartland Bank
212 South Central Avenue
St. Louis, Missouri  63105
Attn.: ___________

Re:
Promissory Note, dated as of August 1, 2011 between THE FEMALE HEALTH COMPANY (“Borrower”) and HEARTLAND BANK (“Lender”), as it may be amended, modified, restated, or replaced from time to time (the “Note”)

Ladies and Gentlemen:

The undersigned is a Borrowing Officer and, as such is authorized to make and deliver this request for an advance pursuant to the Note.  All capitalized words used herein that are defined in the Note have the meanings defined in the Note.

Borrower hereby requests that Lender make a Loan of $__________ to Borrower under the terms of the Note dated August 1, 2011.  The proceeds of the advance should be deposited in account number ___________________________ with [Lender].

The undersigned hereby certifies on behalf of Borrower that:

(i)	There is no Event of Default.

(ii)
The representations and warranties of Borrower in the Loan Agreement are true as if made on the date hereof (other than representations and warranties, which, by their terms, are applicable only to the Agreement Date (as defined in the Second Amended and Restated Loan Agreement entered into in connection with the Note) or other specified date, which shall be true and correct only as of that date).

(iii)	The amount of the requested advance will not, when added to the current amount of the aggregate Loans exceed the Commitment.

(iv)	All conditions precedent to an advance as set forth in the Loan Agreement have been satisfied.

(v)	The proceeds of this advance will be used for the following purpose: ____________________________________________________.

Executed this _____ day of _______, 20__.

THE FEMALE HEALTH COMPANY

By:
Name:
Title:

Exhibit A

EXHIBIT B

Borrowing Base Certificate

TO: Heartland Bank	As of the quarter ending _______________, 20__
 (“Effective Date”)

Pursuant to the Second Amended and Restated Loan Agreement dated as of August 1, 2011 between The Female Health Company and Heartland Bank (the “Loan Agreement”), as the same may be amended, the undersigned officer of The Female Health Company hereby certifies to Heartland Bank that the following information is true, correct and complete in all material respects as of _____________________, 20___.

1.	Face Value of Eligible Receivables as of preceding Business Day	$

2.	80% of Line 11	$

3.	Cost of Eligible Inventory, figured on a first-in first-out basis	$

4.	Fair Market Value of Eligible Inventory	$

5.	Lesser of Line Item “3” or “4” x 50%	$

6.	Total Borrowing Base (Add Line Item “2” and “5”)	$

7.	Total Revolving Credit Facility		$2,000,000.00

8.	Borrower’s Maximum Revolving Credit Availability (Lesser of Line Item “6” or Line Item “7”)	$

9.	Aggregate principal amount of outstanding Loan	$

10.	Unused Revolving Credit Availability (Line Item “8” minus Line Item “9”)	$

If Line Item “10” is negative, this Certificate is accompanied by the mandatory repayment, as required by Section 2.4(b) of the Loan Agreement.

Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement.

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Certificate complies with the representations and warranties set forth in the Loan Agreement.  The undersigned also represents and warrants that there is no Default or Event of Default under the said Loan Agreement.

___________________
1Except for Semina Eligible Receivables, if any, of which only 70% of the face value due and owing at such time may be included

Exhibit B

Dated this ____ day of ____________, 20__

THE FEMALE HEALTH COMPANY

By:
Name:
Title:

Exhibit B

EXHIBIT C

Compliance Certificate

To:   Heartland Bank

Except as explained in reasonable detail below under Exceptions,

(i)
the attached Financial Statements are complete and correct in all material respects (subject, in the case of Financial Statements other than annual statements, to normal year-end audit adjustments and absence of footnotes) and have been prepared in accordance with GAAP applied consistently throughout the periods covered thereby and with prior periods (except as disclosed therein),

(ii)
all of the representations and warranties of Borrower contained in that certain Second Amended and Restated Loan Agreement dated as of August 1, 2011 (the “Loan Agreement”) and other Loan Documents (as defined in the Loan Agreement) are true and correct in all material respects as of the date of this Certificate, other than representations and warranties, which, by their terms, are applicable only to the date of the Loan Agreement and the Loan Documents,

(iii)
there exists no Default or Event of Default (as defined in the Loan Agreement) which is continuing that has not been waived in writing by Lender and no Event of Default has occurred that has not been waived in writing by Lender, and

(iv)	the Leverage Ratio of the Borrower as of the end of the month preceding the date hereof is: ____:___.

Note: If disclosing that a representation or warranty is not true and correct in any material respect, or that a Default or Event of Default has occurred that has not been waived in writing by Lender, set forth what action Borrower has taken or proposes to take with respect thereto.

Exceptions, explanations and actions taken or proposes to be taken:

Dated this ____ day of ____________, 20__

THE FEMALE HEALTH COMPANY

By:
Name:
Title:

Exhibit C

SCHEDULE 5.1(m)
Borrower’s Locations

Schedule 5.1(m)

SCHEDULE 5.1(p)
ERISA

Schedule 5.1(p)

SCHEDULE 5.1(r)
Intellectual Property of Borrower and its Subsidiaries

Schedule 5.1(r)